The Exhibit Index begins on page 2.
         As filed with the Securities and Exchange Commission on , 2001
                          Registration No. ____________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                             ACME UNITED CORPORATION
             (Exact name of registrant as specified in its charter)

Connecticut                                                          06-0236700
===========                                                          ==========
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

1931 Black Rock Turnpike                                                  06432
========================                                                  =====
Fairfield, CT                                                         (Zip Code)
=============
(Addresses of principal executive offices)

         ACME UNITED CORPORATION AMENDED AND RESTATED STOCK OPTION PLAN
         ==============================================================
                              (Full title of plan)

(Name, address and telephone
number of agent for service)                     (Copy to:)

Ronald P. Davanzo
Acme United Corporation                          James E. Rice, Esquire
1931 Black Rock Turnpike                         Brody, Wilkinson and Ober, P.C.
Fairfield, CT 06432                              2507 Post Road
(203) 332-7330                                   Southport, CT 06490
                                                 (203) 319-7100


                         CALCULATION OF REGISTRATION FEE

                                    Proposed         Proposed
Title of                            maximum          maximum
securities         Amount           offering         aggregate      Amount of
to be              to be            price per        offering       registration
registered         registered       share            price          fee

Common Stock
(par value         270,000          $2.95            $796,500       $199.13
$2.50 per share)   shares(1)         (2)               (2)            (2)

         (1) In connection with the referenced Plan, 300,000 shares of Common Stock were previously registered with the Commission on a S-8 Registration Statement (No. 33-98918) filed on November 1, 1995, 100,000 shares of Common Stock were previously registered with the Commission on a S-8 Registration Statement (No. 333-26737) filed on May 9, 1997, and 120,000 shares of Common Stock were previously registered with the Commission on a S-8 Registration Statement (No. 333-84499) filed on August 4, 1999.

         (2) Pursuant to Rule 457(h)(1), the proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based on the average of the daily high and low prices of Acme United Corporation Common Stock on the American Stock Exchange on September 21, 2001 (i.e., $2.95 per share).

         PART I


         On November 1, 1995, Acme United Corporation (the "Company") filed a registration statement on Form S-8 (No. 33-98918) relating to 300,000 shares of the Company's Common Stock, $2.50 per share par value ("Common Stock") to be issued pursuant to the 1992 Amended and Restated Stock Option Plan. On May 9, 1997, the Company filed an amended registration statement relating to an additional 100,000 shares of the Company's Common Stock. On August 4, 1999, the Company filed an amended registration statement relating to an additional 120,000 shares of the Company's Common Stock. In accordance with Instruction E to Form S-8, this registration statement relates to the registration of 270,000 additional shares of Common Stock to be issued pursuant to the Amended and Restated Stock Option Plan (the "Plan"), as follows: (a)150,000 of such shares of Common Stock to be issued pursuant to the Plan as amended by the Board of Directors of the Company on January 25, 2000 and March 31, 2000 and approved by the shareholders of the Company on April 24, 2000; and (b) 120,000 of such shares of Common Stock to be issued pursuant to the Plan as amended by the Board of Directors of the Company on February 27, 2001 and approved by the shareholders of the Company on April 23, 2001. The securities to which this registration statement relates are the same class as, and are issued under the same employee benefit plan as, the securities previously registered in registration statement No. 33-98918, registration statement No. 333-26737, and registration statement No. 333-84499. Except for Part II, Item 8 which is amended in its entirety as set forth below, the contents of registration statement No. 33-98918 as amended by registration statements No. 333-26737 and No. 333-84499 are incorporated by reference herein.

         PART II

         Item 8. Exhibits

                               Descriptions of Exhibits

            4(a)     2000 Amendment of Acme United Corporation Amended and
                     Restated Stock Option Plan
            4(b)     2001 Amendment of Acme United Corporation Amended and
                     Restated Stock Option Plan
            5        Opinion of Counsel Regarding the legality of the shares of
                     Common Stock being Registered
            23(a)    Consent of Counsel (included in Exhibit 5)
            23(b)    Consent of Ernst & Young LLP, Independent Auditors

SIGNATURES

         Pursuant to the requirement of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the Town of Fairfield, State of Connecticut, on this 24th day of September, 2001.




                                  Acme United Corporation



                                  By: /s/ Walter C. Johnsen
                                      --------------------------------
                                          Walter C. Johnsen
                                          President and Chief Executive Officer
                                          [Principal Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

         Signature                        Title                     Date

/s/ Walter C. Johnsen            President, Chief Executive   September 24, 2001
---------------------------      Officer and Director
Walter C. Johnsen


/s/ Gary D. Penisten             Chairman of the Board        September 24, 2001
---------------------------      and Director
Gary D. Penisten


/s/ Ronald P. Davanzo            Vice President, Treasurer,   September 24, 2001
---------------------------      Secretary, Principal
Ronald P. Davanzo                Financial Officer and
                                 Controller



/s/ Richmond Y. Holden, Jr.      Director                     September 24, 2001
---------------------------
Richmond Y. Holden, Jr.


/s/ Wayne R. Moore               Director                     September 24, 2001
---------------------------
Wayne R. Moore


/s/ George R. Dunbar             Director                     September 24, 2001
---------------------------
George R.  Dunbar


/s/ Brian S. Olschan             Director, Executive          September 24, 2001
---------------------------      Vice President
Brian S. Olschan                 and Chief Operating Officer



/s/ Stevenson E. Ward III        Director                     September 24, 2001
---------------------------
Stevenson E. Ward III

         INDEX OF EXHIBITS ACCOMPANYING THE S-8 REGISTRATION STATEMENT


         Exhibit         Description                                  Sequential
                                                                            Page
                                                                          Number

         4(a)       2000 Amendment of Acme United Corporation
                    Amended and Restated Stock Option Plan
         4(b)       2001 Amendment of Acme United Corporation
                    Amended and Restated Stock Option Plan
         5          Opinion of Brody, Wilkinson and Ober, P.C.
                    Regarding the Legality of the Shares of Common Stock
         23(a)      Consent of Brody, Wilkinson and Ober, P.C.*
         23(b)      Consent of Ernst & Young LLP, Independent Auditors


*Included in exhibit 5.

                                  EXHIBIT 4(a)



                             ACME UNITED CORPORATION
                     AMENDMENT TO EMPLOYEE STOCK OPTION PLAN
                             ADOPTED MARCH 31, 2000


The aggregate number of shares of Common Stock of the Corporation available under the Plan is increased from 520,000 shares to 670,000 shares.

                                  EXHIBIT 4(b)



                             ACME UNITED CORPORATION
                     AMENDMENT TO EMPLOYEE STOCK OPTION PLAN
                            ADOPTED FEBRUARY 27, 2001


The aggregate number of shares of Common Stock of the Corporation available under the Plan is increased from 670,000 shares to 790,000 shares.

    OPINION OF COUNSEL REGARDING THE LEGALITY OF THE SHARES OF COMMON STOCK-
                                    EXHIBIT 5


                                                           September 24, 2001

Acme United Corporation
1931 Black Rock Turnpike
Fairfield, CT 06432

Dear Sir or Madam:

     We have acted as counsel for Acme United Corporation (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission of the Amendment to Form S-8 Registration Statement (the "Amended Registration Statement") relating to an additional 270,000 shares of Common Stock, par value $2.50 per share, of the Company (the "Common Stock") to be offered pursuant to the Acme United Corporation Amended and Restated Stock Option Plan (the "Plan").

     We have examined and are familiar with (i) the Articles of Incorporation and the Bylaws of the Company, (ii) the corporate proceedings authorizing the issuance of 270,000 shares of Common Stock pursuant to the Plan, and (ii) such other documents and instruments as we have considered necessary for the purposes of the opinions hereinafter set forth.

     Based upon the foregoing, we are of the opinion that:

     1.   The  Company  has been duly  incorporated  and is a  validly  existing
          corporation   in  good  standing  under  the  laws  of  the  State  of
          Connecticut.

     2. Upon issuance and delivery of the shares of Common Stock pursuant to the Plan and payment to the Company of the option price for the Common Stock, such shares will be validly issued, fully paid, and nonassessable.

     We hereby consent to the use of this opinion and our names in connection with the Amended Registration Statement filed with the Securities and Exchange Commission to register the shares of Common Stock to be offered as aforesaid.

                                           Very truly yours,

                                           /s/ Brody, Wilkinson and Ober, P.C.

Exhibit 23(b)


               Consent of Ernst & Young LLP, Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Acme United Corporation Amended and Restated Stock Option Plan of our report dated March 2, 2001, with respect to the consolidated financial statements and schedule of Acme United Corporation and subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

                                                     /s/ Ernst & Young LLP

Hartford, Connecticut
September 21, 2001